                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 AUGUST 31, 1999
                                 ---------------


                             NUTRAMAX PRODUCTS, INC.
                         -------------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                      0-18671                   061200464
----------------------------     ------------------------       -------------
(State or other jurisdiction     (Commission file number)       (IRS employer
     of incorporation)                                       identification no.)


               51 BLACKBURN DRIVE, GLOUCESTER, MASSACHUSETTS 01930
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (978) 282-1800
                                                           --------------
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Item 5.  Other Events.
---------------------

     As a result of the Company's recent announcement that it is delaying reporting its financial information for the three-month and nine-month periods ended July 3, 1999, the Nasdaq Stock Market, on which the shares of Common Stock of the Company are listed, has informed the Company that the Common Stock will be delisted unless the Company satisfies Nasdaq's continued listing criteria. These criteria require, among other things, that the Company file its periodic reports under the Securities Exchange Act of 1934. The Company has requested a hearing with Nasdaq's Listing Qualifications Panel, and any delisting of the Company's Common Stock has been stayed pending this hearing. The Company expects the hearing to take place within the next several weeks. In the event that the Company's Common Stock is no longer listed on the Nasdaq Stock Market, purchases and sales of the Company's Common Stock would likely be conducted in the over-the-counter market or potentially on regional exchanges.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

     (c)  Exhibits

Exhibit   Name
-------   ----

99.1+     Press Release issued for publication on September 2, 1999.

____________________
+ Filed herewith.

                                       2

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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NUTRAMAX PRODUCTS, INC.


Date: September 2, 1999
                                    By: /s/ Bruce A. Wright
                                        -------------------------------------
                                        Bruce A. Wright
                                        President and Chief Operating Officer

                                       3

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                                  EXHIBIT INDEX
                                  -------------


Exhibit  Name
-------  ----

99.1+    Press Release issued for publication on September 2, 1999

______________________
+ Filed herewith.